Exhibit 99.1

Sequential Brands Group Announces First Quarter 2018 Results

NEW YORK, May 9, 2018 – Sequential Brands Group, Inc. (“Sequential” or the “Company”) (Nasdaq: SQBG) today announced financial results for the first quarter ended March 31, 2018.

First Quarter 2018 Results:

Effective January 1, 2018, the Company adopted a new revenue recognition standard ("ASC 606"), which impacted the Company’s reported revenue. The Company adopted ASC 606 using the modified retrospective method, which means that the total amount of revenue reported for first quarter 2017 has not been restated in the current financial statements. In the interest of comparability during the transition year to ASC 606, the Company will provide revenue, net income and earnings per share information in accordance with both ASC 606 and revenue recognition rules in effect prior to the adoption of ASC 606 (“ASC 605”).

Under New Revenue Recognition Standard, ASC 606

This new methodology resulted in a positive adjustment to retained earnings of $1.1 million on the adoption date and first quarter 2018 revenue that is $1.3 million lower than revenue recognized under the previous standard. Most important, the accounting change does not impact the underlying business momentum and has no impact on free cash flow.

•	Revenue for the first quarter 2018 was $38.1 million
•	On a GAAP basis, the net loss for the first quarter of 2018 was $(2.3) million or $(0.04) per diluted share.
•	On a non-GAAP basis, net income for the first quarter was $3.6 million, or $0.06 per diluted share. See Non-GAAP Financial Measure Reconciliation tables below for a reconciliation of GAAP to non-GAAP measures.
•	Adjusted EBITDA for the first quarter of 2018 was $21.2 million.

Under Prior Year’s Revenue Recognition Standard, ASC 605

The following information indicates what our results of operations would have been under the old revenue recognition standard. These amounts are measures provided for comparability purposes:

•	Revenue for the first quarter of 2018 would have been $39.4 million, flat compared to 2017.
•	Net loss for the first quarter of 2018 would have been $(1.3) million or $(0.02) per diluted share compared to net loss in the prior year’s first quarter of $(1.2) million or $(0.02) per diluted share.
•	Non-GAAP net income for the first quarter would have been $4.9 million, or $0.08 per diluted share, compared to $5.9 million, or $0.09 per diluted share, in the prior year period. See Non-GAAP Financial Measure Reconciliation tables below for a reconciliation of GAAP to non-GAAP measures.
•	Adjusted EBITDA for the first quarter of 2018 would have been $22.5 million, compared to $23.0 million in the prior year quarter.

“We are encouraged by our solid start to 2018 and the momentum underway across our portfolio of strong, diversified brands," said Karen Murray, CEO of Sequential Brands Group. "We remain focused on executing against our strategic plan to grow revenue, manage costs and improve our balance sheet."

Investor Call and Webcast:

Management will provide further commentary today, May 9, 2018, on the Company’s financial results and financial update via a conference call and webcast beginning at approximately 8:30 am ET. To join the conference call, please dial (877) 407-0789 or visit the investor relations page on the Company’s website www.sequentialbrandsgroup.com. A replay of the conference call is available on the Company’s website.

Non-GAAP Financial Measures:

This press release contains historical and projected measures of Adjusted EBITDA, non-GAAP net income and non-GAAP earnings per diluted share. The Company defines Adjusted EBITDA as net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, deal advisory costs, non-cash compensation, restructuring costs, costs incurred in connection with CEO transition, Martha Stewart Living Omnimedia (MSLO) shareholder and pre-acquisition litigation costs, realized loss on the sale of available-for-sale securities, MSLO pre-acquisition sales tax refunds, other non-cash items, impairment of available-for-sale securities, non-cash impairment of goodwill and trademarks, net of non-controlling interest, and severance. Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding deal advisory costs, mark-to-market adjustments to non-cash stock-based compensation provided to non-employees, write-off of deferred financing costs, restructuring costs, costs incurred in connection with CEO transition, non-cash stock-based compensation - restructuring, MSLO shareholder and pre-acquisition litigation costs, realized loss on the sale of available-for-sale securities, MSLO pre-acquisition sales tax refunds, other non-cash items, impairment of available-for-sale securities, non-cash impairment of goodwill and trademarks, net of non-controlling interest, and adjustment to taxes. These non-GAAP metrics are an alternative to the information calculated under U.S. generally accepted accounting principles (“GAAP”), as provided in the reports the Company files with the Securities and Exchange Commission, may be inconsistent with similar measures presented by other companies and should only be used in conjunction with the Company’s results reported according to GAAP. Any financial measure other than those prepared in accordance with GAAP should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. We consider these measures to be useful measures of our ongoing financial performance because they adjust for certain costs and other events that the Company believes are not representative of its core licensing business. See below for a reconciliation of these non-GAAP metrics from the most directly comparable GAAP measure.

About Sequential Brands Group, Inc.

Sequential Brands Group, Inc. (Nasdaq: SQBG) owns, promotes, markets, and licenses a portfolio of consumer brands in the home, active and fashion categories. Sequential seeks to ensure that its brands continue to thrive and grow by employing strong brand management, design and marketing teams. Sequential has licensed and intends to license its brands in a variety of consumer categories to retailers, wholesalers and distributors in the United States and around the world. For more information, please visit Sequential’s website at: www.sequentialbrandsgroup.com. To inquire about licensing opportunities, please email: newbusiness@sbg-ny.com.

Forward-Looking Statements

Certain statements in this press release and oral statements made from time to time by representatives of the Company are forward-looking statements ("forward-looking statements") within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made as of the date hereof and are based on current expectations, estimates, forecasts and projections as well as the beliefs and assumptions of management. The Company's actual results could differ materially from those stated or implied in forward-looking statements. Forward-looking statements include statements concerning potential refinancing, estimates of GAAP net income, Adjusted EBITDA, revenue (including guaranteed minimum royalties), and margins, guidance, plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance or products, underlying assumptions and other statements that are not historical in nature, including those that include the words "subject to," "believes," "anticipates," "plans," "expects," "intends," "estimates," "forecasts," "projects," "aims," "targets," "may," "will," "should," "can," "future," "seek," "could," "predict," the negatives thereof, variations thereon and similar expressions. Such forward-looking statements reflect the Company's current views with respect to future events, based on what the Company believes are reasonable assumptions. Whether actual results will conform to expectations and predictions is subject to known and unknown risks and uncertainties, including: (i) risks and uncertainties discussed in the reports that the Company has filed with the Securities and Exchange Commission (the  "SEC"); (ii) general economic, market or business conditions; (iii) the Company's ability to identify suitable targets for acquisitions and to obtain financing for such acquisitions on commercially reasonable terms; (iv) the Company's ability to timely achieve the anticipated results of recent acquisitions and any potential future acquisitions; (v) the Company's ability to successfully integrate acquisitions into its ongoing business; (vi) the potential impact of the consummation of recent acquisitions or any potential future acquisitions on the Company's relationships, including with employees, licensees, customers and competitors; (vii) the Company's ability to achieve and/or manage growth and to meet target metrics associated with such growth; (viii) the Company's ability to successfully attract new brands and to identify suitable licensees for its existing and newly acquired brands; (ix) the Company's substantial level of indebtedness, including the possibility that such indebtedness and related restrictive covenants may adversely affect the Company's future cash flows, results of operations and financial condition and decrease its operating flexibility; (x) the Company's ability to achieve its guidance; (xi) continued market acceptance of the Company's brands; (xii) changes in the Company's competitive position or competitive actions by other companies; (xiii) licensees' ability to fulfill their financial obligations to the Company; (xiv) concentrations of the Company's licensing revenues with a limited number of licensees and retail partners; and (xv) other circumstances beyond the Company's control. Refer to the section entitled "Risk Factors" set forth in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q for a discussion of important risks, uncertainties and other factors that may affect the Company's business, results of operations and financial condition. The Company's stockholders are urged to consider such risks, uncertainties and factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Forward-looking statements are not, and should not be relied upon as, a guarantee of future performance or results, nor will they necessarily prove to be accurate indications of the times at or by which any such performance or results will be achieved. As a result, actual outcomes and results may differ materially from those expressed in forward-looking statements. The Company is not under any obligation to, and expressly disclaims any such obligation to, update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.  Readers should understand that it is not possible to predict or identify all risks and uncertainties to which the Company may be subject.  Consequently, readers should not consider such disclosures to be a complete discussion of all potential risks or uncertainties.

For Media and Investor Relations inquiries, contact:

Sequential Brands Group, Inc.

Katherine Nash

T: +1 512-757-2566

E: knash@sbg-ny.com

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	March 31,	December 31,		January 1,
	2018	2017		2018
	(Unaudited)	Note 2	(Unaudited)	(Unaudited)
	As Reported ASC 606	As Reported ASC 605	ASC 606 Adjustments	ASC 606 Opening Balance Sheet

Assets
Current Assets:
Cash	$23,337	$18,902	$-	$18,902
Restricted cash	2,029	1,531	-	1,531
Accounts receivable, net	55,909	60,102	6,335	66,437
Asset held for sale	2,721	-	-	-
Prepaid expenses and other current assets	12,256	8,635	-	8,635
Total current assets	96,252	89,170	6,335	95,505

Property and equipment, net	9,246	7,035	-	7,035
Intangible assets, net	987,143	995,170	-	995,170
Other assets	4,125	5,836	-	5,836
Total assets	$1,096,766	$1,097,211	$6,335	$1,103,546

Liabilities and Equity
Current Liabilities:
Accounts payable and accrued expenses	$18,075	$19,126	$-	$19,126
Current portion of long-term debt	28,300	28,300	-	28,300
Current portion of deferred revenue	13,240	8,102	4,387	12,489
Total current liabilities	59,615	55,528	4,387	59,915

Long-term debt, net of current portion	596,166	602,297	-	602,297
Long-term deferred revenue, net of current portion	10,940	11,845	-	11,845
Deferred tax liability	68,209	67,799	463	68,262
Other long-term liabilities	6,756	6,204	-	6,204
Total liabilities	741,686	743,673	4,850	748,523

Equity:
Preferred stock	-	-	-	-
Common stock	645	635	-	635
Additional paid-in capital	511,279	508,444	-	508,444
Accumulated other comprehensive income	759	80	-	80
Accumulated deficit	(226,503)	(225,369)	1,130	(224,239)
Treasury stock	(3,718)	(1,799)	-	(1,799)
Total Sequential Brands Group, Inc. and Subsidiaries stockholders’ equity	282,462	281,991	1,130	283,121
Noncontrolling interest	72,618	71,547	355	71,902
Total equity	355,080	353,538	1,485	355,023
Total liabilities and equity	$1,096,766	$1,097,211	$6,335	$1,103,546

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

	Three Months Ended March 31,
	2018			2017

	As Reported ASC 606	Adjustments	ASC 605	As Reported ASC 605

Net revenue	$38,104	$(1,267)	$39,371	$39,400
Operating expenses	18,050	-	18,050	23,408
Loss on asset held for sale	5,142	-	5,142	-
Income from operations	14,912	(1,267)	16,179	15,992
Other income	(135)	-	(135)	(34)
Interest expense, net	15,392	-	15,392	14,486
(Loss) income before income taxes	(345)	(1,267)	922	1,540
(Benefit from) provision for income taxes	(41)	(257)	216	585
Net (loss) income	(304)	(1,010)	706	955
Net income attributable to noncontrolling interest	(1,960)	(3)	(1,957)	(2,135)
Net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(2,264)	$(1,013)	$(1,251)	$(1,180)

Loss per share attributable to Sequential Brands Group, Inc. and Subsidiaries:
Basic and diluted	$(0.04)	$(0.02)	$(0.02)	$(0.02)

Weighted-average common shares outstanding:
Basic and diluted	63,232,138	63,232,138	63,232,138	62,459,711

SEQUENTIAL BRANDS GROUP, INC. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2018	2017

Cash Provided By Operating Activities	$17,660	$13,411
Cash Used In Investing Activities	(1,839)	(261)
Cash Used In Financing Activities	(10,888)	(10,826)

Net Increase In Cash and Restricted Cash	4,933	2,324
Balance — Beginning of period	20,433	20,654
Balance — End of period	$25,366	$22,978

Non-GAAP Financial Measure Reconciliation

(in thousands, except earnings per share data)

	(Unaudited)
	Three Months Ended March 31,
	2018			2017
	ASC 606 (1)	Adjustments (2)	ASC 605 (2)	ASC 605 (2)
Reconciliation of GAAP net loss to non-GAAP net income:
GAAP net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(2,264)	$(1,013)	$(1,251)	$(1,180)

Adjustments:
Deal advisory costs (a)	297	-	297	32
Non-cash mark-to-market adjustments to stock-based compensation (b)	6	-	6	(288)
Costs incurred in connection with CEO transition (c)	-	-	-	6,713
MSLO shareholder and pre-acquisition litigation (d)	23	-	23	113
Other non-cash items (e)	57	-	57	-
Loss on asset held for sale (f)	5,142	-	5,142	-
Debt refinancing costs (g)	373	-	373	-
Adjustment to taxes (h)	(41)	(257)	216	460
Total non-GAAP adjustments	5,857	(257)	6,114	7,030

Non-GAAP net income (3)	$3,593	$(1,270)	$4,863	$5,850

Non-GAAP weighted-average diluted shares (i)	63,734	63,734	63,734	62,813

	(Unaudited)
	Three Months Ended March 31,
	2018			2017
	ASC 606 (1)	Adjustments (2)	ASC 605 (2)	ASC 605 (2)
Reconciliation of GAAP Diluted EPS to non-GAAP Diluted EPS:
GAAP earnings (loss) per share attributable to Sequential Brands Group, Inc. and Subsidiaries	$(0.04)	(0.02)	(0.02)	(0.02)

Adjustments:
Deal advisory costs (a)	0.01	-	0.01	0.00
Non-cash mark-to-market adjustments to stock-based compensation (b)	0.00	-	0.00	(0.01)
Costs incurred in connection with CEO transition (c)	-	-	-	0.11
MSLO shareholder and pre-acquisition litigation (d)	0.00	-	0.00	0.00
Other non-cash items (e)	0.00	-	0.00	-
Loss on asset held for sale (f)	0.08	-	0.08	-
Debt refinancing costs (g)	0.01	-	0.01	-
Adjustment to taxes (h)	(0.00)	(0.00)	0.00	0.01
Total non-GAAP adjustments	$0.10	$(0.00)	$0.10	$0.11

Non-GAAP earnings per share (3)	$0.06	$(0.02)	$0.08	$0.09

	(Unaudited)
	Three Months Ended March 31,
	2018			2017
	ASC 606 (1)	Adjustments (2)	ASC 605 (2)	ASC 605 (2)
Reconciliation of GAAP net income (loss) to Adjusted EBITDA:
GAAP net loss attributable to Sequential Brands Group, Inc. and Subsidiaries	$(2,264)	$(1,013)	$(1,251)	$(1,180)

Adjustments:
(Benefit from) provision for income taxes	(41)	(257)	216	585
Interest expense, net	15,392	-	15,392	14,486
Non-cash compensation	1,346	-	1,346	991
Depreciation and amortization	906	-	906	1,293
Deal advisory costs (a)	297	-	297	32
Costs incurred in connection with CEO transition (c)	-	-	-	6,713
MSLO shareholder and pre-acquisition litigation (d)	23	-	23	113
Other non-cash items (e)	57	-	57	-
Loss on asset held for sale (f)	5,142	-	5,142	-
Debt refinancing costs (g)	373	-	373	-
Severance (j)	(10)	-	(10)	-
Total Adjustments	23,485	(257)	23,742	24,213

Adjusted EBITDA (4)	$21,221	$(1,270)	$22,491	$23,033

(1)	Financial information identified as ASC 606 has been prepared in accordance with the new revenue recognition guidance adopted as of January 1, 2018.

(2)	The Company adopted ASC 606 using the modified retrospective basis, which means that the revenue reported for 2017 has not been restated. For comparability during the transition from ASC 605 to ASC 606, financial information for 2018 is also shown as adjusted to the previous accounting guidance. The ASC 605 information for current year should be considered in addition to, not as a substitute for, the financial information prepared in accordance with ASC 606. There was no change to prior year presentation; financial information for prior year was prepared in accordance with ASC 605.

(3)	Non-GAAP net income and non-GAAP earnings per share are non-GAAP financial measures which represent net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding deal advisory costs, mark-to-market adjustments to non-cash stock-based compensation provided to non-employees, costs incurred in connection with CEO transition, MSLO shareholder and pre-acquisition litigation costs, other non-cash items, loss on asset held for sale, debt refinancing costs, and adjustment to taxes. Management uses this information to measure performance over time on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations. Management believes that these non-GAAP measures are useful measures of ongoing financial performance because they adjust for certain costs and other events that the Company believes are not representative of its core licensing business.

(4)	Adjusted EBITDA is defined as net income (loss) attributable to Sequential Brands Group, Inc. and Subsidiaries, excluding interest income or expense, income taxes, depreciation and amortization, deal advisory costs, non-cash compensation, MSLO shareholder and pre-acquisition litigation costs, costs incurred in connection with CEO transition, other non-cash items, loss on asset held for sale, debt refinancing costs, and severance. Management uses Adjusted EBITDA as a measure of operating performance to assist in comparing performance from period to period on a consistent basis and to identify business trends relating to the Company's financial condition and results of operations.

(a)	Represents deal advisory costs including legal, financial and accounting services that are not representative of the Company's day-to-day licensing business.

(b)	Represents the non-cash mark-to-market adjustments to stock-based compensation provided to non-employees.

(c)	Represents $3.2 million in severance expense and $3.5 million in non-cash stock-based compensation expense in connection with the CEO transition. The non-cash stock based compensation expense represents the accelerated vesting of previously granted stock awards, and was calculated based on the stock’s April 2015 grant-date fair value of $14.33 per share in accordance with GAAP. The fair value of the shares on the termination date was $3.95 per share, or approximately $1.1 million total.

(d)	Represents legal costs related to shareholder and pre-acquisition litigation matters associated with the Martha Stewart Living Omnimedia, Inc. acquisition.

(e)	Adjustments to estimated accruals previously recorded in conjunction with acquisitions.

(f)	Represents loss on asset held for sale related to the sale of Revo trademark completed subsequent to March 31, 2018. During Q1 2018, the asset was written down to its sale price.

(g)	Represents expenses for professional fees associated with the Company's efforts toward refinancing its debt facilities.

(h)	The Company does not expect to pay cash income taxes in 2018 as the Company's net operating losses and other tax benefits are expected to reduce any additional tax obligation. Adjustments in 2017 reflect that the Company expected to pay annual cash income taxes of $0.5 million as the Company's net operating losses and other tax benefits are expected to reduce any additional tax obligation.

(i)	Represents weighted-average diluted shares the Company reported or would have reported if the Company had GAAP net income in the periods presented.

(j)	Represents costs and adjustments to previously recorded costs associated with employee terminations not representative of the Company’s day-to-day compensation costs.